EXHIBIT 23

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 -----------------------------------------

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 7, 1997, included in this Form 10-K, into Mirage Resorts, Incorporated's previously filed registration statements on Form S-8 (File No. 33-16037), on Form S-8 (File No. 33-48394), on Form S-8 (File No. 33-63804), on Form S-8 (File No.
33-60183),  on  Form  S-3  (File  No.  33-65317)  and  on  Form  S-3  (File
No. 333-07261).


                                        ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 28, 1997